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                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                                  NEXLAND, INC.

THE UNDERSIGNED, in order to form a corporation for the purposes herein stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, hereby certifies as follows:

                                        I
                                      NAME

The name of the corporation is NEXLAND, INC. (hereinafter called the "CORPORATION").

                                       II
                           REGISTERED OFFICE AND AGENT

The registered office of the Corporation is to be located at 30 Old Rudnick Lane, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is CorpAmerica, Inc.

                                       III
                                     PURPOSE

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                       IV
                                 CAPITALIZATION

The total number of shares of capital stock which the Corporation shall have the authority to issue is Sixty Million (60,000,000) shares, of which Fifty Million (50,000,000) shares are common stock, par value $.0001 per share (the "COMMON STOCK"), and Ten Million (10,000,000) shares are preferred stock, par value $.0001 per share (the "PREFERRED STOCK"). The Board of Directors of the Corporation is expressly authorized at any time, and from time to time, to provide for the issuance of additional shares, in one or more series, with such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors. The holders of capital stock shall have no pre-emptive rights with respect to any authorized but unissued shares of Common Stock.

                                        V
                                  INCORPORATOR

The name and mailing address of the incorporator is: Ron Halperin, Esq., c/o Kluger, Peretz, Kaplan & Berlin, P.A., 201 S. Biscayne Blvd., 17th Floor, Miami, Florida 33131.

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                                       VI
                             POWERS OF INCORPORATOR

The powers of the incorporator shall terminate upon filing of this certificate. The names and mailing address of the initial directors of the Corporation, who shall hold office until their successors are duly qualified and elected, shall be:

Martin Dell'Oca, c/o Nexland, Inc., 1101 Brickell Ave., North Tower, 2nd Fl., Miami, Florida 33131; Gregory Levine, c/o Nexland, Inc., 1101 Brickell Ave., North Tower, 2nd Fl., Miami, Florida 33131; Israel D. Sultan, c/o Nexland, Inc., 1101 Brickell Ave., North Tower, 2nd Fl., Miami, Florida 33131;

The election of the directors need not be by written ballot unless the by-laws so provide.

                                       VII
                                     BY-LAWS

The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal by-laws of the Corporation, except as such power may be restricted or limited by the General Corporation Law of the State of Delaware.

                                      VIII
                             LIABILITY OF DIRECTORS

Anything to the contrary in this Certificate of Incorporation notwithstanding, no director shall be liable personally to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided however, that nothing in this paragraph shall eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. The modification or repeal of this Article VIII shall not affect the restriction hereunder of a director's personal liability for any act or omission occurring prior to such modification or repeal.

I, the undersigned, being the sole incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereto set my hand and seal this 13th day of July, 2000.


                                                 Ron Halperin, sole incorporator